Exhibit 99.1

The following tables provide the quarterly revenue, operating cash flow and property and equipment additions of Liberty Global plc (Liberty Global) as recasted to reflect certain segment changes as presented in Liberty Global's 2014 Annual Report on Form 10-K.

Revenue:

	Three months ended				Year ended December 31,
	March 31,	June 30,	September 30,	December 31,
	2014
	in millions
European Operations Division:
U.K./Ireland	$1,847.5	$1,896.7	$1,863.4	$1,802.3	$7,409.9
The Netherlands	318.1	316.3	301.6	562.5	1,498.5
Germany	695.9	688.8	671.7	655.1	2,711.5
Belgium	574.2	582.4	575.7	547.1	2,279.4
Switzerland/Austria	463.8	476.7	460.6	445.0	1,846.1
Total Western Europe	3,899.5	3,960.9	3,873.0	4,012.0	15,745.4
Central and Eastern Europe	323.9	324.5	312.0	299.1	1,259.5
Central and other	(0.8)	(1.2)	2.5	(7.6)	(7.1)
Total European Operations Division	4,222.6	4,284.2	4,187.5	4,303.5	16,997.8
Chile	225.3	229.8	223.7	219.7	898.5
Corporate and other	93.1	94.2	95.3	94.3	376.9
Intersegment eliminations	(7.3)	(6.0)	(9.3)	(2.3)	(24.9)
Total	$4,533.7	$4,602.2	$4,497.2	$4,615.2	$18,248.3

Operating cash flow:

	Three months ended				Year ended December 31,
	March 31,	June 30,	September 30,	December 31,
	2014
	in millions
European Operations Division:
U.K./Ireland	$791.6	$829.5	$812.2	$802.4	$3,235.7
The Netherlands	183.3	185.1	175.1	314.4	857.9
Germany	429.0	431.0	417.5	400.7	1,678.2
Belgium	302.1	287.9	287.9	247.1	1,125.0
Switzerland/Austria	264.4	277.4	272.4	242.2	1,056.4
Total Western Europe	1,970.4	2,010.9	1,965.1	2,006.8	7,953.2
Central and Eastern Europe	158.2	147.2	143.7	133.9	583.0
Central and other	(70.9)	(71.9)	(71.7)	(68.2)	(282.7)
Total European Operations Division	2,057.7	2,086.2	2,037.1	2,072.5	8,253.5
Chile	82.7	85.8	86.6	95.9	351.0
Corporate and other	(16.9)	(27.1)	(13.1)	(29.1)	(86.2)
Intersegment eliminations	4.0	—	—	—	4.0
Total	$2,127.5	$2,144.9	$2,110.6	$2,139.3	$8,522.3

Property and equipment additions:

	Three months ended				Year ended December 31,
	March 31,	June 30,	September 30,	December 31,
	2014
	in millions
European Operations Division:
U.K./Ireland	$369.3	$370.3	$389.9	$377.2	$1,506.7
The Netherlands	52.2	57.2	34.6	124.0	268.0
Germany	146.0	134.8	132.4	161.3	574.5
Belgium	91.8	119.9	88.7	148.5	448.9
Switzerland/Austria	73.8	84.9	82.4	86.1	327.2
Total Western Europe	733.1	767.1	728.0	897.1	3,125.3
Central and Eastern Europe	46.1	60.6	69.0	89.1	264.8
Central and other	69.9	65.8	46.3	75.9	257.9
Total European Operations Division	849.1	893.5	843.3	1,062.1	3,648.0
Chile	45.3	56.0	46.6	47.9	195.8
Corporate and other	15.8	21.3	18.4	9.9	65.4
Property and equipment additions	$910.2	$970.8	$908.3	$1,119.9	$3,909.2

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